                                  EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-_________) of Dreyer's Grand Ice Cream, Inc. of our report dated November 9, 1994, which appears on pages 1 and 2 of this Form 11-K.

/s/ PRICE WATERHOUSE LLP
- - - -------------------------
PRICE WATERHOUSE LLP

San Francisco, California
November 10, 1994